Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy, Inc. Announces Entry Into $16M Investment Transaction With Institutional Investor

Aggregate Potential Consideration totals $16M from the planned sale of 1,684 shares of Series C Preferred Stock

SAN ANTONIO, October 5, 2017 (GLOBE NEWSWIRE) -- Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”), an independent oil and gas company, announced today that the Company and an institutional investor (the “Investor”), entered into a Stock Purchase Agreement. Under the terms of the agreement, (1) the Investor purchased 212 shares of Series C Preferred Stock on the closing date of the agreement, October 5, 2017 (the “Initial Closing”), for $2 million, and agreed, subject to certain closing conditions set forth in the agreement, to purchase (2) 106 shares of Series C Preferred Stock for $1,000,000, 10 days after the Initial Closing; (3) 105 shares of Series C Preferred Stock for $1,000,000, 10 days after the second closing; (4) 105 shares of Series C Preferred Stock for $1,000,000, 10 days after the third closing; (5) 105 shares of Series C Preferred Stock for $1,000,000, 10 days after the fourth closing; (6) 525 shares of Series C Preferred Stock for $5,000,000, 30 days after the fifth closing; and (7) 525 shares of Series C Preferred Stock for $5,000,000, 30 days after the sixth closing.

The Company plans to use the proceeds from the sale of the Series C Preferred Stock for working capital, workovers on existing wells, drilling and completion of additional wells, repayment of vendor balances and payments to its senior lender, in anticipation of regaining compliance.

“This financing represents a significant milestone for our business,” said Richard Azar, the Interim Chief Executive Officer of Camber. “We believe the capital will provide the Company with sufficient runway to execute its immediate business objectives, which in turn will drive shareholder value. We have a detailed strategic plan that we believe will facilitate the growth and expansion of our business, and securing $16 million in financing is the first step in the execution of that plan.”

To view the Form 8-K filed by Camber today, disclosing the funding transaction and including additional information regarding such transaction and the various closing conditions, visit the SEC’s EDGAR website here.

About Camber Energy, Inc.

Based in San Antonio, Texas, Camber Energy (NYSE American:CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma in addition to anticipated project development in the San Andres formation in the Permian Basin. For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward-looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks associated with the conditions to closing required to be met to obtain all but the initial $2 million due pursuant to the terms of the Stock Purchase Agreement; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Camber’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.